EXHIBIT (o)

Power of Attorney

POWER OF ATTORNEY

     The undersigned officer or director of Advance Capital
I, Inc. (the "Company") hereby appoints John C. Shoemaker and Christopher M. Kostiz, and either of them individually, as such person's attorney-in-fact to sign and file on such person's behalf individually and in the capacity stated below, any Post-Effective Amendments to the Company's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), as may be necessary or desirable in connection with the continued offering of the Company's shares of common stock. The undersigned grants to such attorneys-in-fact full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that such attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

 /s/ Robert J. Cappelli
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     Robert J. Cappelli

 /s/ Joseph A. Ahern
------------------------
    Joseph A. Ahern

 /s/ Richard W. Holtcamp
------------------------
    Richard W. Holtcamp

 /s/ Dennis D. Johnson
------------------------
    Dennis D. Johnson

 /s/ Janice E. Loichle
------------------------
    Janice E. Loichle

 /s/ Thomas L. Saeli
------------------------
    Thomas L. Saeli